UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(AMENDMENT NO. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): June 24, 2005

GLOBALOPTIONS GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-117495	73-1703260
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

75 Rockefeller Plaza, 27th Floor
New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 445-6262

Creative Solutions with Art, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A amends and restates Item 9(a) of the current report on Form 8-K filed on June 30, 2005, as amended, as follows:

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

The audited consolidated financial statements of GlobalOptions, Inc. and subsidiary as of and for the years ended December 31, 2004 and 2003 and the unaudited condensed consolidated financial statements as of March 31, 2005 and for the three months ended March 31, 2005 and 2004, are filed herewith.

(b)	Pro Forma Financial Information.

Not applicable. This reverse merger is a recapitalization of the company. Accordingly, the consolidated financial statements of GlobalOptions, Inc. and subsidiary became the historical financial statements of the company.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 6, 2005	GLOBALOPTIONS GROUP, INC.

	By:	/s/ Harvey W. Schiller, Ph.D.
Harvey W. Schiller, Ph.D.
Chairman and Chief Executive Officer

3

GLOBALOPTIONS, INC. AND SUBSIDIARY
Financial Statements
For the Years Ended December 31, 2004 and 2003

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors
GlobalOptions, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheets of GlobalOptions, Inc. and Subsidiary (the "Company") as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders’ (deficiency) equity, and cash flows for years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2004 and 2003, and the consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Marcum & Kliegman LLP

New York, New York
August 8, 2005

GLOBALOPTIONS, INC. AND SUBSIDIARY

Consolidated Balance Sheets

ASSETS
	December 31,
	2004	2003

Current assets:

Cash	$533,018	$288,244
Accounts receivable, net of allowance for doubtful accounts of $118,725 and $126,285 in 2004 and 2003, respectively	613,469	849,596
Prepaid expenses and other current assets	8,676	34,453
Total current assets	1,155,163	1,172,293

Property and equipment, net	107,548	161,105

Security deposit	37,931	37,931
Total assets	$1,300,642	$1,371,329

LIABILITIES AND STOCKHOLDERS' (DEFICIENCY) EQUITY

Current liabilities:

Line of credit	$105,903	$-
Accounts payable	387,621	217,523
Deferred revenue and customer deposits	-	146,922
Accrued compensation and related benefits	126,645	140,962
Other current liabilties	324,038	209,993
Total current liabilities	944,207	715,400

Accrued dividends on convertible preferred stock	1,108,318	634,164

Convertible note payable - stockholder	250,000	-
Total liabilities	2,302,525	1,349,564

Stockholders' (deficiency) equity:

Series A convertible preferred stock, 10% cumulative dividend, $0.01 par value, 5,500,000 shares authorized, issued and outstanding, liquidation preference of $5,750,000 in 2004 and $5,452,000 in 2003, respectively	55,000	55,000

Series A-1 convertible preferred stock, 10% cumulative dividend, $0.01 par value, 4,288,069 shares authorized, 3,838,254 and 3,821,114 issued and outstanding in 2004 and 2003, respectively, liquidation preference of $2,993,000 and $2,832,000 in 2004 and 2003, respectively	38,382	38,211

Series A-2 convertible preferred stock, 10% cumulative dividend, $0.01 par value, 2,782,007 shares authorized, 1,875,000 shares issued and outstanding, liquidation preference of $1,527,000 in 2004	18,750	-

Common stock, $.01 par value; 30,674,601 and 17,152,569 shares authorized in 2004 and 2003, respectively; 4,650,000 shares issued and outstanding in 2004 and 2003, respectively	46,500	46,500

Additional paid-in capital	2,084,712	1,730,288

Accumulated deficit	(3,245,227)	(1,848,234)

Total stockholders' (deficiency) equity	(1,001,883)	21,765

Total liabilties and stockholders' (deficiency) equity	$1,300,642	$1,371,329

See notes to these consolidated financial statements.

GLOBALOPTIONS, INC. AND SUBSIDIARY

Consolidated Statements of Operations

	For the Years Ended December 31,
	2004	2003

Revenues	$5,569,335	$8,735,147

Cost of revenues	3,515,443	6,266,061
Gross profit	2,053,892	2,469,086

Operating expenses:

Selling and marketing, including compensatory element of stock issuances of $97,499 and $77,000, in 2004 and 2003, respectively	789,594	747,541

General and administrative	2,635,870	2,426,104

Total operating expenses	3,425,464	3,173,645

Loss from operations	(1,371,572)	(704,559)

Other income (expense):

Interest income	99	132

Interest expense	(25,520)	-

Other income (expense), net	(25,421)	132

Net loss	(1,396,993)	(704,427)

Dividends on convertible preferred stock	(474,154)	(397,459)

Net loss applicable to common stockholders	$(1,871,147)	$(1,101,886)

See notes to these consolidated financial statements.

GLOBALOPTIONS, INC. AND SUBSIDIARY

Consolidated Statements of Stockholders' (Deficiency) Equity

	Series A convertible		Series A-1 convertible		Series A-2 convertible				Additional		Total stockholders'
	preferred stock		preferred stock		preferred stock		Common stock		paid-in	Accumulated	(deficiency)
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	capital	deficit	equity
Balance, January 1, 2003	5,500,000	$55,000	3,538,069	$35,381	-	-	4,500,000	$45,000	$1,878,921	$(1,143,807)	$870,495

Issuance of common stock for cash	-	-	-	-	-	-	150,000	1,500	74,656	-	76,156

Issuance of Series A-1 convertible preferred stock for cash	-	-	283,045	2,830	-	-	-	-	97,170	-	100,000

Issuance of stock options for services	-	-	-	-	-	-	-	-	77,000	-	77,000

Accrued dividends on convertible preferred stock	-	-	-	-	-	-	-	-	(397,459)	-	(397,459)

Net loss	-	-	-	-	-	-	-	-	-	(704,427)	(704,427)

Balance, December 31, 2003	5,500,000	55,000	3,821,114	38,211	-	-	4,650,000	46,500	1,730,288	(1,848,234)	21,765

Issuance of Series A-2 convertible preferred stock for cash	-	-	-	-	1,875,000	18,750	-	-	731,250	-	750,000

Issuance of Series A-1 convertible preferred stock for services	-	-	17,140	171	-	-	-	-	5,828	-	5,999

Issuance of stock options for services	-	-	-	-	-	-	-	-	91,500	-	91,500

Accrued dividends on convertible preferred stock	-	-	-	-	-	-	-	-	(474,154)	-	(474,154)

Net loss	-	-	-	-	-	-	-	-	-	(1,396,993)	(1,396,993)

Balance, December 31, 2004	5,500,000	$55,000	3,838,254	$38,382	1,875,000	$18,750	4,650,000	$46,500	$2,084,712	$(3,245,227)	$(1,001,883)

See notes to these consolidated financial statements.

GLOBALOPTIONS, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows

	For the Years Ended December 31,
	2004	2003

Cash flows from operating activities:

Net loss	$(1,396,993)	$(704,427)

Adjustments to reconcile net loss to net cash used in operating activities:

Provision for bad debts	171,200	174,535

Depreciation and amortization	53,557	59,621

Stock based compensation	97,499	77,000

(Increase) decrease in operating assets:

Accounts recievable	64,927	(536,027)

Prepaid expenses and other current assets	25,777	(14,790)

Security deposit	-	7,957

Increase (decrease) in operating liabilities:

Accounts payable	170,097	111,443

Accrued compensation and related benefits	(14,317)	(252,637)

Deferred revenue and customer deposits	(146,922)	96,922

Other current liabilities	114,046	(132,804)

Total adjustments	535,864	(408,780)

Net cash used in operating activities	(861,129)	(1,113,207)

Cash flows from investing activities:

Purchases of property and equipment and net cash used in investing activities	-	(133,554)

See notes to these consolidated financial statements.

GLOBALOPTIONS, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows, continued

	For the Years Ended December 31,
	2004	2003
Cash flows from financing activities:

Net proceeds from line of credit	$105,903	$-

Proceeds from issuance of convertible note payable - stockholder	250,000	-

Proceeds from issuance of common stock	-	76,156

Proceeds from issuance of Series A-1 and A-2 convertible preferred stock	750,000	100,000

Net cash provided by financing activities	1,105,903	176,156

Net increase (decrease) in cash	244,774	(1,070,605)

Cash - beginning	288,244	1,358,849

Cash - ending	$533,018	$288,244

Supplemental disclosure of cash flow information:

Cash paid during the year for:
Interest	$17,186	$-

Non-cash financing activities:

Accrued dividends on convertible preferred stock	$474,154	$397,459

See notes to these consolidated financial statements.

GLOBALOPTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.    Nature of Operations

GlobalOptions, LLC. was formed in November 1998 as a limited liability company in the state of Delaware. On January 24, 2002, with the approval of the members of the LLC, the LLC converted to a corporation under Delaware law, with the name change to GlobalOptions, Inc. (“Global” or the “Company”). The Company is a provider of high-end risk mitigation services to Fortune 500 corporations, governmental organizations and high-profile individuals throughout the world. The Company’s risk mitigation services currently include risk management and security, investigations and litigation support, and crisis management and corporate governance.

The Company’s growth strategy is to merge with a public shell and then build, through acquisition and new product development, its risk mitigation solutions business. The Company is currently in discussions with several firms in the industry and has consummated an acquisition on August 14, 2005 (See Note 17).

On June 24, 2005, the Company consummated a “reverse merger” transaction (See Note 17), with Creative Solutions with Art, Inc. (“Creative Solutions”), a Nevada corporation, and the newly formed GlobalOptions Acquisition Corp. (“GlobalOptions Acquisition”), a Delaware corporation, a wholly-owned subsidiary of Creative Solutions. GlobalOptions Acquisition merged with and into the Company with the result that on June 24, 2005, the Company became the subsidiary of a public company (See Note 17). Following the reverse merger, Creative Solutions changed its name to GlobalOptions Group, Inc. (“GlobalOptions Group”).

2.    Principles of Consolidation

The consolidated financial statements of the Company include the consolidated financial statements of GlobalOptions, Inc. and its wholly owned subsidiary, Avalanche Motion Pictures, Inc. (“Avalanche”). Avalanche is an inactive company. All material intercompany accounts and transactions are eliminated in consolidation.

3.    Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to makes estimates and assumptions. Such estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses. Actual results could differ from estimated amounts.

Concentrations of Credit Risk

Cash: The Company maintains its cash with various financial institutions, which exceeded the federally insured limit throughout the year. At December 31, 2004, the Company had cash on deposit of approximately $401,000 in excess of federally insured limits.

GLOBALOPTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.    Summary of Significant Accounting Policies, continued

Concentrations of Credit Risk, continued

Accounts Receivable: The number of clients that comprise the Company’s client base, along with the different industries and geographic regions, including foreign clients, in which the Company’s clients operate, limits concentrations of credit risk with respect to accounts receivable. The Company does not generally require collateral or other security to support client receivables, although the Company does require retainers, up-front deposits or irrevocable letters-of-credit in certain situations. The Company has established an allowance for doubtful accounts based upon facts surrounding the credit risk of specific clients and past collections history. Credit losses have been within management’s expectations.

Property and Equipment

Property and equipment is stated at cost and is being depreciated using the straight-line method over their estimated useful lives, generally five to seven years. Leasehold improvements are being amortized over the shorter of the useful life or the remaining lease term. Upon retirement or other disposition of these assets, the cost and related accumulated depreciation of these assets are removed from the accounts and the resulting gains or losses are reflected in the consolidated results of operations. Expenditures for maintenance and repairs are charged to operations as incurred. Renewals and betterments are capitalized.

Investment in Company

The Company maintains a 50% ownership interest in a risk management company operating in Europe and accounts for its investment using the equity method.

Revenue Recognition

Revenue is recognized as the services are performed pursuant to the applicable contractual arrangements. Revenue related to time and materials arrangements is recognized in the period in which the services are performed. Revenue related to fixed price arrangements are recognized based upon the achievement of certain milestones or progress points within the project plan. The impact of any revisions in estimated total revenue and direct contract costs is recognized in the period in which they become known. Expenses incurred by professional staff in the generation of revenue are billed to the client and recorded as revenue when incurred. For certain foreign accounts, revenues are recognized and the related expenses are recorded only after the receipt in cash of the revenue amounts. The Company incurs no obligations to third parties for expenses related to these certain foreign accounts until such time that invoiced revenues are received in cash.

Advertising

The Company expenses the cost of advertising as incurred. Advertising expense for the years ended December 31, 2004 and 2003 was approximately $79,000 and $22,000, respectively.

Income Taxes

The Company accounts for income taxes using the liability method as required by SFAS No. 109, “Accounting for Income Taxes” (“SFAS 109”). Under this method, deferred tax assets and liabilities are determined based on differences between their financial reporting and tax basis of assets and liabilities. The Company was not required to provide for a provision for income taxes for the years ended December 31, 2004 and 2003, respectively, as a result of losses incurred during the years.

GLOBALOPTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.    Summary of Significant Accounting Policies, continued

Stock Based Compensation/Stock Options

As permitted by SFAS No. 123, Accounting for Stock-Based Compensation ("SFAS 123"), which establishes a fair value based method of accounting for equity-based compensation plans, the Company has elected to follow Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” ("APB 25") for recognizing equity-based compensation expense for financial statement purposes. Under APB 25, no compensation expense is recognized at the time of option grant if the exercise price of the employee stock option is fixed and equals or exceeds the fair market value of the underlying common stock on the date of grant and the number of shares to be issued pursuant to the exercise of such options are known and fixed at the grant date.

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS 123 and the Emerging Issues Task Force in Issue No. 96-18, “Accounting for Equity Instruments that are issued to other than employees for Acquiring, or In Conjunction with Selling, Goods or Services,” which requires that such equity instruments are recorded at their fair value on the measurement date, which is typically the date the services are performed.

In December 2002, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure” ("SFAS 148"). This standard amended the disclosure requirements of SFAS 123 for fiscal years ending after December 15, 2002 to require prominent disclosure in both annual and interim financial statements about the method used and the impact on reported results. The Company follows the disclosure-only provisions of SFAS 123 which require disclosure of the pro-forma effects on net income (loss) as if the fair value method of accounting prescribed by SFAS 123 had been adopted, as well as certain other information.

Option valuation models require the input of highly subjective assumptions including the expected life of the option. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

Under APB 25, no stock-based employee compensation expense relating to Global’s stock option plans was reflected in net loss, as all options granted under its plans had an exercise price equal to or less than the market value of the underlying common stock on the date of grant.

GLOBALOPTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.    Summary of Significant Accounting Policies, continued

Stock Based Compensation/Stock Options, continued

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used:

	Year Ended December 31,
	2004	2003
Dividend yield	0%	0%
Expected volatility	55%	55%
Risk-free interest rate	3.0%	2.8%
Expected lives	3 years	3 years

The weighted average fair value of the options on the date of grant, using the fair value based method, for the years ended December 31, 2004 and 2003 was $0.14 and $0.20, respectively.

The following table illustrates the effect on net loss had the Company applied the fair value recognition method under the provisions of SFAS No. 123.

	Year Ended December 31,
	2004	2003

Net loss applicable to common stockholders, as reported	$(1,871,147)	$(1,101,886)

Deduct: total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	164,126	7,325

Pro-forma net loss applicable to common Stockholders	$(2,035,273)	$(1,109,211)

GLOBALOPTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.    Summary of Significant Accounting Policies, continued

Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123R (“SFAS 123R”) “Shared Based Payment.” This statement is a revision of SFAS Statement No. 123, “Accounting for Stock-Based Compensation” and supersedes APB 25, and its related implementation guidance. SFAS 123R addresses all forms of shared based payment (“SBP”) awards, including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS 123R, SBP awards result in a cost that will be measured at fair value on the awards’ grant date, based on the estimated number of awards that are expected to vest and will be reflected as compensation cost in the historical financial statements. This statement is effective for public entities that file as small business issuers and non-public entities as of the beginning of the first annual reporting period that begins after December 15, 2005. The Company does not expect that SFAS 123R will have a significant impact on its overall consolidated financial statements.

In December, 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets—an amendment of APB Opinion 29 (“SFAS 153”).” APB Opinion No. 29 provided an exception to the basic measurement principle (fair value) for exchanges of similar productive assets. That exception required that some nonmonetary exchanges, although commercially substantive, be recorded on a carryover basis. SFAS 153 amends APB Opinion 29 to eliminate the exception to fair value for exchanges of similar productive assets and replace it with a general exception for exchange transactions that do not have commercial substance, which are defined as transactions that are not expected to result in significant changes in the cash flows of the reporting entity. SFAS No. 153 is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not expect that SFAS 153 will have a material affect on its overall consolidated financial statements.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections - a replacement of APB No. 20 and FASB Statement No. 6 (“SFAS 154”). Under SFAS No. 154, changes in accounting principles will generally be made by the retrospective application of the new accounting principle to the financial statements of prior periods unless it is impractical to determine the effect of the change on prior periods. The reporting of a change in accounting principles as a cumulative adjustment to net income in the period of the change permitted under APB No. 20 will no longer be permitted unless it is impractical to determine the effect of the change on prior periods. Corrections of errors in the application of accounting principles will continue to be reported by retroactively restating the affected financial statements. The provisions of SFAS 154 will not apply to new accounting standards that contain specific transition provisions. SFAS 154 is applicable to accounting changes made in fiscal years beginning on or after December 15, 2005. The early application of SFAS 154 is permitted for accounting changes made in fiscal years that began after the issuance of SFAS 154. The Company does not expect that SFAS 154 will have a material affect on its consolidated financial statements.

GLOBALOPTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4.    Property and Equipment

At December 31, 2004 and 2003, property and equipment is comprised of the following:

	December 31,
	2004	2003

Computer and equipment	$179,924	$179,924
Furniture and fixtures	87,942	87,942
Leasehold improvements	112,259	112,259
	380,125	380,125
Less: accumulated depreciation and amortization	272,577	219,020

	$107,548	$161,105

Depreciation and amortization for the years ended December 31, 2004 and 2003 was $53,557 and $59,621, respectively.

5.    Investment in Corporation

The Company owns a 50% interest in Global Options Management, Inc. (GOM). During the year ended December 31, 2003, the Company’s share of losses has reduced the investment to zero. During the year ended December 31, 2004, GOM incurred additional losses.

6.    Line of Credit

During November 2003, the Company signed a $1,000,000 line of credit with a financial institution with an interest rate of prime plus 1.5% (6.75% at December 31, 2004), secured by accounts receivable and subject to monthly covenants.

In conjunction with the establishment of this line of credit, the financial institution was granted warrants to purchase 50,000 shares of the Company’s Series A-1 preferred stock at $0.3533 per share. The value of these warrants, computed using the Black-Scholes option pricing model was deemed to be de-minimis. The warrants expire in October 2013 (See Note 17).

This line of credit was renewed on May 4, 2005 and expires on February 3, 2006 increasing the facility amount to $1,875,000. The balance outstanding under the line of credit at December 31, 2004 and 2003 was $105,903 and $-0-, respectively.

GLOBALOPTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.    Other Current Liabilities

At December 31, 2004 and 2003, other current liabilities consist of the following:

	December 31,
	2004	2003

Client expenses	$236,544	$82,573
Deferred rent	35,290	23,335
Corporate development expenses	7,500	58,086
Advisory board compensation	15,500	18,500
Other	29,204	27,499

Total other current liabilities	$324,038	$209,993

8. Income Taxes

The Company’s deferred tax assets of approximately $1,191,000 and $589,000 at December 31, 2004 and 2003, respectively, are subject to a 100% valuation allowance because it is more likely than not that the deferred tax assets will not be realized. The valuation allowances related to the Company’s deferred tax assets increased by approximately $602,000 and $235,000 the years ended December 31, 2004 and 2003, respectively.

Significant components of the Company’s deferred tax assets at December 31, 2004 and 2003 are as follows:

	December 31,
	2004	2003
Deferred tax assets:
Net operating loss carryforwards	$1,007,719	$584,100
Stock-based compensation	82,200	-
Allowance for doubtful accounts	47,490	-
Property and equipment	25,872	4,449
Non-deductible accruals	27,761	-

Total deferred tax assets	1,191,042	588,549

Less: valuation allowance	(1,191,042)	(588,549)

Deferred tax assets, net	$-	$-

As of December 31, 2004, the Company had available approximately $2,526,000 and $2,488,000, respectively, of federal and state net operating losses (“NOL”) available for income tax purposes that may be carried forward to offset future taxable income, if any. These carryforwards expire in years 2022 through 2024. The Company’s ability to use its NOL carryforwards may be subject to an annual limitation in future periods pursuant to Section 382 of the Internal Revenue Code.

GLOBALOPTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9.    Convertible Note Payable - Stockholder

During August 2004, the Company received $250,000 in the form of a four year convertible note to Quanstar I, LLC (“Quanstar”), an existing stockholder. This convertible note bears interest at 10% per annum, with interest payable quarterly commencing October 1, 2004. The principal amount is due upon maturity in August 2009. At the option of Quanstar, the convertible note and accrued unpaid interest may be converted into shares of common stock at a conversion price of $.44 per share (See Note 17).

10.    Commitments and Contingencies

Operating Leases

In January 2003, the Company entered an operating lease for office space that expires on January 1, 2008. Rents are payable in monthly installments of $37,931 plus a proportionate share of operating charges and real estate taxes. On each annual anniversary date of the lease, the rent will increase by 2.5% of the current year’s rent. In accordance with SFAS No. 13, “Accounting for Leases,” the non-contingent rent increases are being amortized over the life of the leases on a straight line basis. Deferred rent of $35,290 and $23,335 represents the unamortized rent adjustment amounts at December 31, 2004 and 2003, respectively.

Future minimum lease payments under this lease at December 31, 2004 are as follows:

Year Ending December 31,
2005	$555,612
2006	567,567
2007	502,421

$1,625,600

Rent expense charged to operations amounted to approximately $478,000 for both of the years ended December 31, 2004, and 2003. During 2004, the Company also rented a corporate apartment on a month-to-month basis. Rent expense for the apartment was $24,104 for the year ended December 31, 2004. The lease for the corporate apartment was cancelled on April 21, 2004.

Letter of Credit

In connection with the lease for its corporate office, the Company is required to maintain a standby letter of credit of $37,931 for the purpose of collateralizing future lease payments. The letter of credit is collateralized by a certificate of deposit of $37,931 included as a security deposit in the consolidated balance sheet at December 31, 2004 and 2003.

Employment Agreements

The Company entered into employment agreements that are renewed on an annual basis with both its Chief Executive Officer and President. Base compensation is $260,000 and $250,000, per annum for its Chief Executive Officer and its President, respectively.

On January 29, 2004, the Company entered into an employment agreement with its Chairman of the Board. This agreement provides for base compensation of $200,000 per annum. The agreement provides for a sign-on grant of an option to purchase 750,000 shares of common stock and a one year bonus consisting of a grant of an option to purchase 750,000 shares of common stock. For both stock option grants the exercise price is $0.3533 per share (See Note 17).

GLOBALOPTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10.    Commitments and Contingencies, continued

Consulting Agreement

The Company has been a party to a consulting agreement with BKS Advisors, LLC (“BKS”) pursuant to which BKS Advisors provides the Company with certain business, strategy and financial services. The agreement with BKS has a term that extends through October 2006. The consulting agreement provides for a monthly fee of $25,000 which may be adjusted based on the level of services provided. On June 1, 2005, BKS assigned its rights under this agreement to Jeffrey O. Nyweide, Chief Financial Officer and Executive Vice President of Corporate Development of the Company.

11.    Stockholders’ (Deficiency) Equity

Common Stock

Upon conversion to a corporation on January 24, 2002, the Company issued 4,500,000 of the 17,152,569 authorized shares of common stock to the Class A Members of the former LLC, in exchange for their membership interests. During August 2004, the Company authorized an additional 13,522,032 shares of common stock.

During the year ended December 31, 2003, an additional 150,000 shares of common stock were issued for approximately $76,000. The remaining shares of common stock are held in reserve for the conversion of the preferred stock and future grants of stock options under the stock option plan.

Stock Based Compensation

During the years ended December 31, 2004 and 2003, the Company issued stock options to certain members of its advisory boards in exchange for their advisory services to the Company valued at $91,500 and $77,000, respectively. The Company followed the guidelines of Emerging Issues Task Force (“EITF”) 96-18 “Accounting For Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services,” in recording the value of these stock options based upon the value of the services rendered.

Preferred Stock

On January 24, 2002, in conjunction with the conversion to a corporation, the Company issued 5,500,000 shares of Series A convertible preferred stock to the class B members of the LLC, in exchange for their membership interests. During the year ended December 31, 2002, the Company issued 3,538,069 shares of Series A-1 convertible preferred stock for $1,250,000. During the year ended December 31, 2003, an additional 283,045 shares of Series A-1 preferred stock were issued for $100,000.

During August 2004, the Company authorized 2,782,007 shares of Series A-2 convertible preferred stock and for proceeds of $750,000, issued 1,875,000 shares of Series A-2 preferred stock and warrants to purchase 300,000 shares of common stock at $0.44 per share to Quanstar, who is also a holder of a convertible note payable issued by the Company (See Note 9) and is a compensated financial advisor to the Company (See Note 14).

GLOBALOPTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11.    Stockholders’ (Deficiency) Equity, continued

Preferred Stock, continued

Holders of all of Series of the convertible preferred stock are entitled to receive cumulative, compounding dividends at an annual rate of 10% of the original issue price, which was established at $.45 per share for the Series A, $.3533 for the Series A-1 and $.40 for the Series A-2 preferred stock. In addition, each share of convertible preferred stock carries a “Liquidation Preference” of an amount equal to two times the applicable original issue price per share, plus all declared and unpaid dividends, and accrued but unpaid dividends. In the event of liquidation or dissolution of the Company, the holders of the convertible preferred stock shall be entitled to be paid the liquidation preference before any assets of the Company are distributed.

For all series of convertible preferred stock, the Company has accrued dividends payable of $1,108,318 and $634,164 at December 31, 2004 and 2003, respectively. Dividends for all series of convertible preferred stock were $474,154 and $397,459, respectively, for the years ended December 31, 2004 and 2003, and have been charged against additional paid-in capital in the accompanying consolidated balance sheets since the Company has accumulated deficit for all periods presented.

12.    Stock Option Plan

On January 24, 2002, the Board of Directors and stockholders of the Company approved the 2002 Stock Option Plan (the “Plan”). The plan is administered by the compensation committee of the board of directors (the “Committee”) of the Company. Directors, officers, employees, and consultants of the Company are eligible to participate. The Plan provides for the award of incentive and non-statutory stock options. The Plan initially provided 2,864,500 shares of common stock to be reserved for issuance under the Plan. On August 4, 2004, the Company authorized an additional 2,694,662 shares of common stock to be reserved for issuance under the Plan. The Committee determined the vesting schedule, up to five years, at the time of grant of any options under the Plan and unexercised options will expire in ten years. The exercise price is equal to at least 100% of the fair market value of a share of common stock, as determined by the Committee, on grant date (See Note 17).

A summary of the status of the Company’s stock option plan and the changes during the years then ended December 31, 2003 and 2004 is presented in the table below:

	Number of	Weighted Average
	Options	Exercise Price

Balance, January 1, 2003	2,883,162	$.22
Granted	477,000.48
Exercised	-	-
Forfeited	(1,940,000)	.38

Balance, December 31, 2003	1,420,162	$.10
Granted	3,020,500.37
Exercised	-	-
Forfeited	(2,941)	.34

Balance, December 31, 2004	4,407,721	$.28

GLOBALOPTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12.    Stock Option Plan, continued

A summary of the Company’s stock options outstanding and exercisable at December 31, 2004 is presented in the table below:

Option Exercise Price	$0.04	$0.3533	$0.40	$0.50	Total

Outstanding	1,204,721	2,029,500	1,073,500	100,000	4,407,721

Weighted average Remaining contractual life of options outstanding (in years)	2.1	2.1	2.9	8.6

Exercisable	803,140	22,898	-	100,000	926,038

13.    Major Clients

The Company’s three largest clients represented 21%, 17%, and 10%; and 47%, 16%, and 9% respectively of revenues, for the years ended December 31, 2004 and 2003, respectively.

The Company has foreign clients representing 21%, 2% and 1%, respectively of revenues for the year ended December 31, 2004, and foreign clients representing 47%, 2% and 1%, respectively of revenues for the year ending December 31, 2003. These foreign clients operate primarily in Russia. For each of these foreign clients, the Company is paid in U.S. dollars.

14.    Related Party Transactions

The Company is a party to an advisory agreement with the QuanStar Group, LLC (“Quanstar Group”), pursuant to which QuanStar Group renders strategic and consulting services to Global, particularly in the areas of corporate finance and strategic acquisitions, and is paid a monthly retainer of $15,000. The advisory agreement was entered into as of August 2004 and has an initial term of 24 months renewing automatically for successive one-year periods, unless terminated by either party. Harvey W. Schiller, Ph.D., the Company’s Chairman and Chief Executive Officer, and Per-Olof Lööf, the Company’s Vice Chairman of the Board, are partners in the QuanStar Group. The Company has incurred approximately $60,000 of expenses under this agreement during the year ended December 31, 2004.

15.    Defined Contribution Plan

The Company has a 401(k) profit sharing plan (the “401(k) Plan”), covering employees who have completed three months of service and meet certain other eligibility requirements. The 401(k) Plan provides for a discretionary matching contribution by the Company, based on employee elective deferrals, determined each payroll period. The 401(k) Plan also provides for an employer discretionary profit sharing contribution. Employees vest at a rate of 25% per year in discretionary employer contributions. The 401 (k) Plan expense amounted to $20,932 and 21,849 for the years ended December 31, 2004 and 2003, respectively.

GLOBALOPTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16.    Client and Segment Information

The Company’s reportable operating segments consisted of the following three business segments: Investigations/Litigation Support, Security, and Crisis Management Services. The Company’s reportable segments are organized, managed and operated along product lines. These product lines are provided to similar clients, are offered together as packaged offerings, generally produce similar gross profit margins and are managed under a consolidated operations management.

The Investigations/Litigation Support Services segment activities from litigation support, due diligence, inventory control, asset recovery, and business intelligence.

The Security Services segment includes activities from threat and vulnerability assessments; fraud prevention; IT security, surveillance/counter-surveillance; and technical systems/counter-measures both nationally and internationally.

The Crisis Management Services segment includes activities from engagements related to risk planning and response to natural disasters, kidnappings, labor disputes, bombings, product tampering and industrial espionage.

Revenues by segment include revenues to unaffiliated customers. Income (loss) from operations is gross profit less operating expenses. The Company evaluates segment performance based on income (loss) from operations.

The following summarizes information about the Company’s business segments for the years ended December 31, 2004 and 2003 (in thousands):

	As of and for the Year Ended December 31, 2004
	Investigations/ Litigation	Crisis Management	Security	Corporate	Consolidated
Revenues	$2,761	$1,741	$1,067	$--	$5,569

Loss from Operations	$(328)	$(712)	$(332)	$--	$(1,372)

Identifiable Assets	$304	$192	$117	$688	$1,301

Depreciation and amortization	$--	$--	$--	$54	$54

Interest Expense	$--	$--	$--	$6	$26

GLOBALOPTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16.    Client and Segment Information, continued

	As of and for the Year Ended December 31, 2003
	Investigations/ Litigation	Crisis Management	Security	Corporate	Consolidated

Revenues	$3,846	$4,188	$701	$--	$8,735

Income/Loss from Operations	$450	$(1,113)	$(42)	$--	$(705)

Identifiable Assets	$374	$408	$68	$521	$1,371

Depreciation and Amortization	$--	$--	$--	$60	$60

Capital Expenditures	$--	$--	$--	$134	$134

17.    Subsequent Events

Reverse Merger and Private Placement - Summary of Transactions

On June 24, 2005, in anticipation of and in connection with the reverse merger agreement, each of the holders of its Series A, Series A-1 and Series A-2 convertible preferred stock agreed to exchange the holders’ full rights, including accrued dividends of $1,381,099, in their convertible preferred shares on the basis of one share of the common stock of GlobalOptions Group for each 1.7 shares of convertible preferred stock. This transaction resulted in the issuance of 6,596,032 shares of common stock of GlobalOptions Group in exchange for 11,213,254 shares of convertible preferred stock of the Company on June 24, 2005.

The convertible preferred shares of the Company exchanged included the issuance of 34,985 shares of Series A-1 convertible preferred shares (20,579 shares of common stock after the reverse merger) resulting from the cashless exercise in June 2005 of a warrant held by a financial institution for the purchase of 50,000 shares of Series A-1 convertible preferred stock of the Company, the issuance of 615,215 Series A-2 convertible preferred shares (361,891 shares of common stock after the reverse merger) resulting from the surrender of QuanStar’s $250,000 convertible note payable and accrued interest of $17,083 and the issuance of 300,000 Series A-2 preferred shares resulting from the exercise of a warrant to purchase 300,000 shares held by the QuanStar Group.

On June 24, 2005, the Company consummated a “reverse merger” transaction, with Creative Solutions and GlobalOptions Acquisition. GlobalOptions Acquisition merged with and into the Company. Following the merger, Creative Solutions changed its name to GlobalOptions Group, Inc. (“GlobalOptions Group”) and began trading on the OTC (over the counter) Bulletin Board under the new symbol “GLOI.OB.” As a result of the reverse merger, the Company became the wholly-owned subsidiary of the newly renamed GlobalOptions Group, with the Company’s’ former stockholders acquiring a majority of the outstanding shares of GlobalOptions Group common stock, par value $.001 per share, and the Company’s officers and directors replaced the officers and directors of Creative Solutions. The reverse merger was consummated under Delaware law and pursuant to an Agreement and Plan of Merger, dated June 24, 2005 (the “Merger Agreement”). For accounting purposes, the reverse merger has been treated as an acquisition of Creative Solutions by the Company and a recapitalization of the Company.

GLOBALOPTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

17.    Subsequent Events, continued

Pursuant to the merger agreement, stockholders of the Company received one share of GlobalOptions Group common stock for each 1.7 issued and outstanding shares of the Company’s common stock at closing. Accordingly, at closing GlobalOptions Group issued 9,890,266 shares of its common stock to the former common and convertible preferred stockholders of the Company, in exchange for 100% of their outstanding shares.

Reverse Merger and Private Placement - Summary of Transactions, continued

GlobalOptions Group has assumed all of the Company’s obligations under its outstanding stock option plan and reserved 6,500,000 shares of GlobalOptions Group common stock for stock options issuable under a newly adopted 2005 Stock Option Plan. At the time of the reverse merger, the Company had outstanding stock options to purchase 4,450,721 shares of common stock, which outstanding options became stock options to purchase 2,618,071 shares of common stock of GlobalOptions Group, after giving effect to the reverse merger exchange ratio. Neither the Company nor GlobalOptions Group had any warrants to purchase shares of common stock outstanding immediately prior to the closing of the reverse merger. The pricing of all stock options has been adjusted on a 1.7 to 1 basis.

Simultaneous with closing of the reverse merger, GlobalOptions Group sold to its majority stockholders its historical art business operations, and they assumed the historical liabilities of those operations. After giving effect to the cancellation of 79,702,000 shares held by the former stockholders, there were 4,398,000 shares of GlobalOptions Group common stock outstanding before giving effect to the stock issuances in the reverse merger and private placement.

In connection with the reverse merger, GlobalOptions Group completed the closing of a private placement of a total of 7,500 units, each unit consisting of one share of our Series A convertible preferred stock, par value $.001 per share, and a detachable, transferable warrant to purchase shares of GlobalOptions Group’s common stock, at a purchase price of $1,000 per unit, to accredited investors pursuant to the terms of a Confidential Private Offering Memorandum, dated April 18, 2005, as supplemented. Each share of Series A convertible preferred stock is initially convertible into 500 shares of common stock at any time. Each warrant entitles the holder to purchase 125 shares of common stock at an exercise price of $2.50 per share through June 24, 2009, subject to certain redemption provisions. GlobalOptions Group received proceeds from the private placement of approximately $7,041,000, net of offering costs of approximately $459,000.

Brookshire Securities Corporation served as placement agent in connection with the private placement. The placement agent received a cash fee in the aggregate of $200,000, four-year warrants to purchase 150,000 shares of GlobalOptions Group’s common stock at an exercise price of $2.00 per share, and four-year warrants to purchase an additional 350,000 shares of GlobalOptions Group’s common stock at an exercise price of $2.50 per share on terms which are identical to those warrants included in the units.

Verus International Group served as advisor to GlobalOptions Group on the structuring and execution of the reverse merger. In connection with the identification and structuring of the reverse merger and effective as of the closing of the reverse merger, GlobalOptions Group paid Verus a fee equal to 145,000 shares of common stock valued at $337,850 and a fee paid in warrants as an advisor for the private placement equal to 396,095 cashless four-year warrants to purchase GlobalOptions Group’s common stock exercisable at $2.00 per share, and a fee paid in warrants equal to 1,053,905 warrants to purchase GlobalOptions Group’s common stock exercisable at $2.50 per share on terms which are identical to those warrants included in the units.

GLOBALOPTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

17.    Subsequent Events, continued

Reverse Merger and Private Placement - Summary of Transactions, continued

GlobalOptions Group’s placement agent entered into a selected dealer agreement with Starboard Capital Markets, LLC (“Starboard Capital”), a registered broker-dealer for the sale of certain of the units. Pursuant to the form of selected dealer agreement, for units sold by the selected dealer which were received and accepted by GlobalOptions Group and the placement agent, Starboard Capital received (i) a cash fee of $7,500 and (ii) warrants to purchase 150,000 shares of GlobalOptions Group’s common stock. These warrants are comprised of (i) warrants to purchase 42,000 shares of common stock with an exercise price equal to $2.00 per share, exercisable for a four-year period commencing on the date of issuance, with cashless exercise features, and (ii) warrants to purchase 108,000 shares of common stock with an exercise price equal to $2.50 per share, exercisable for a four-year period commencing on the date of issuance, with features otherwise identical to the warrants sold in the private placement.

GlobalOptions Group has agreed to engage Verus for a period of 24 months following the closing of the merger and private offering to provide capital markets advisory services at a monthly rate of $10,000, payable 50% in cash and 50% in common stock at the then-current market value.

Series A Convertible Preferred Stock - GlobalOptions Group

GlobalOptions Group, Inc. has authorized a total of 15,000,000 shares of preferred stock. In conjunction with the reverse merger, the Company designated 16,000 shares as authorized for Series A convertible preferred stock.

Holders of Series A convertible preferred stock will be entitled at any time to convert their shares of Series A convertible preferred stock into common stock, without any further payment thereafter. Each share of Series A convertible preferred stock is initially convertible into 500 shares of common stock at a conversion price of $2.00 per common share and is immediately convertible into common stock.

Series A Convertible Preferred Stock, GlobalOptions Group - Beneficial Conversion Feature and Deemed Dividend

At the date of issuance, the fixed conversion price of the Series A convertible preferred stock of $2.00 represented a discount to the market value of GlobalOptions Group’s common stock, which was at a quoted market price of $2.10 per share. In accordance with EITF 00-27, “Application of Issue 98-5 to Certain Convertible Instruments” and EITF 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjusted Conversion Ratios”, the Company determined the relative fair value of the warrants and the convertible preferred stock and allocated the proceeds received on a relative fair value basis. The fair value of the warrants was calculated using the Black-Scholes option pricing model with the following assumptions: dividend yield of 0%, expected volatility of 55%, risk-free interest rate of 3% and an expected term of two years. Based upon this calculation, the effective conversion price of the convertible preferred stock was determined to be $1.88 per common share, resulting in a beneficial conversion feature of $832,500 to be recorded as a deemed dividend on the consolidated statement of operations during June 2005.

GLOBALOPTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

17.    Subsequent Events, continued

Series A Convertible Preferred Stock - GlobalOptions Group - Features

The number of shares of common stock issuable upon conversion of the Series A convertible preferred stock is subject to adjustment upon the occurrence of certain events, including, among others, a stock split, reverse stock split or combination of the common stock; an issuance of common stock or other securities of GlobalOptions Group as a dividend or distribution on the common stock; a reclassification, exchange or substitution of GlobalOptions Group common stock; or a capital reorganization of GlobalOptions Group. In the event that GlobalOptions Group issues any shares of common stock or common stock equivalents in a private placement, secondary offering or shelf offering for cash consideration at a price less than $2.00 per share of common stock, the conversion rate will be that number of shares of common stock equal to $1,000 divided by the price per share at which the Company issues common stock (the “Denominator”), but in no event will the Denominator be less than $.765 per share.

Holders of GlobalOptions Group Series A convertible preferred stock are entitled to vote their shares on an as-if-converted to common stock basis, and will vote together with the holders of the common stock, and not as a separate class. Holders of Series A convertible preferred stock will also have any voting rights to which they are entitled by law.

In the event of any voluntary or involuntary liquidation, dissolution or winding-up of GlobalOptions Group, holders of Series A convertible preferred stock will be entitled to receive out of assets of GlobalOptions Group available for distribution to its stockholders, before any distribution is made to holders of the common stock, liquidating distributions in an amount equal to $1,000 per share. After payment of the full amount of the liquidating distributions to which the holders of the Series A convertible preferred stock are entitled, holders of the Series A preferred stock will receive liquidating distributions pro rata with holders of common stock, based on the number of shares of common stock into which the Series A convertible preferred stock is convertible at the conversion rate then in effect.

The Series A preferred stock may not be redeemed by GlobalOptions Group at any time. Holders of GlobalOptions Group’s Series A convertible preferred stock will not be entitled to receive any dividends, except to the extent that any dividends are declared on GlobalOptions Group’s common stock, in which case holders of Series A convertible preferred stock will be entitled to receive such dividends on an as-if-converted basis.

Common Stock - GlobalOptions Group

GlobalOptions Group, Inc. has authorized 85,000,000 shares of common stock. The holders of the GlobalOptions Group’s common stock are entitled to one vote per share. The certificate of incorporation does not provide for cumulative voting. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. Upon liquidation, dissolution or winding-up of GlobalOptions Group, the holders of common stock are entitled to share ratably in all assets of GlobalOptions Group which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding Series A convertible preferred stock. The holders of common stock have no preemptive, subscription, redemption or conversion rights.

GLOBALOPTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

17.    Subsequent Events, continued

Common Stock - GlobalOptions Group, continued.

On June 24, 2005, GlobalOptions Group issued 145,000 shares of common stock to an advisor for its services related to the merger. Utilizing the Black-Scholes option pricing model, these shares were valued at $337,850.

Warrants (Series A & B)

Each warrant, of which 937,500 of the Series A were issued to investors and 1,511,905 of the Series B that were issued to the placement agent and advisors, entitles the holder thereof to purchase 125 shares of common stock at an exercise price of $2.50 per share from the date of issuance until the fourth anniversary thereof. GlobalOptions Group may call the warrants beginning 15 months after the closing of the private placement at a rate of 25% per quarter if at any time during such quarter the 30-day trailing average stock price is greater than $4.00 per share.

Warrants (Series C)

Each warrant, of which 588,095 were issued to the placement agent and advisors, entitles the holder thereof to purchase 125 shares of common stock at an exercise price of $2.00 per share from the date of issuance until the fourth anniversary thereof. These warrants may be exercised upon surrender of the certificate therefore, accompanied by payment of the full exercise price for the number of warrants being exercised. The holder may also alternatively exercise these warrants on a cashless basis by surrendering the warrant with an executed notice of cashless exercise attached thereto, in which event the Company will issue to the holder the number of shares of stock determined following the formula contained therein.

Adjustments (applicable to Warrants - Series A, B and C)

In the event that GlobalOptions Group issues any shares of its common stock or common stock equivalents following in a private placement, secondary offering or shelf offering for cash consideration at a price less than $2.50 per share of common stock for Series A and B warrants or $2.00 per share of common stock for Series C warrants, respectively, (i) the number of shares of common stock for which each warrant is exercisable will be adjusted to equal that number which is the result of the original number of shares of common stock for which each warrant is exercisable multiplied by $2.50 per share of common stock for Series A and B warrants and $2.00 per share of common stock for Series C warrants, and divided by the price per share at which the Company will issue such common stock, but in no event will the denominator be less than $.765 per share, and (ii) the exercise price of each warrant shall be reduced to equal the price per share at which GlobalOptions Group issues such common stock or common stock equivalents, but in no event will the exercise price be reduced to less than $.765 per share. Additionally, the warrants contain provisions that protect the holders thereof against dilution by adjustment of the purchase price in certain events, such as stock dividends, stock splits, and other similar events.

The holders of any type of warrant will not possess any voting or other rights as a stockholder of GlobalOptions Group unless and until the holder exercises the warrant.

GLOBALOPTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

17.    Subsequent Events, continued

Employment Agreement

The Company’s employment agreement with its Chairman (See Note 10) was assigned to GlobalOptions Group effective as of June 27, 2005. Pursuant to the assignment, (i) the Chairman’s salary was increased to the annual rate of $300,000 retroactive to January 1, 2005, (ii) all of the Chairman’s stock options in the Company were confirmed to have vested with the consummation of the reverse merger, (iii) the Chairman agreed to forego receiving any 2005 annual bonus that he is entitled to under the employment agreement, and (iv) and the Company and the Chairman agreed to negotiate in good faith bonus arrangements after December 31, 2005.

GlobalOptions Group 2005 Stock Option Plan

On August 5, 2005, GlobalOptions Group approved their 2005 Stock Option Plan.

Acquisition

On May 19, 2005, the Company and Confidential Business Resources, Inc. (“CBR”), a privately-held nationwide investigations firm based in Nashville, Tennessee, entered into an asset purchase agreement with respect to the proposed acquisition by the Company of substantially all of the assets and business activities of CBR. The aggregate purchase price paid for CBR’s assets and business was cash of $5.0 million, subject to certain working capital purchase price adjustments, plus the assumption of CBR’s $1.75 million bank line of credit. The acquisition of CBR was completed August 14, 2005.

GLOBALOPTIONS, INC. AND SUBSIDIARY

Financial Statements
As of March 31, 2005 and for the Three Months
Ended March 31, 2005 and 2004
(Unaudited)
Index to Condensed Consolidated Financial Statements

Page(s)

Condensed Consolidated Balance Sheet as of March 31, 2005	1

Condensed Consolidated Statements of Operations
for the Three Months Ended March 31, 2005 and 2004	2

Condensed Consolidated Statements of Stockholders' (Deficiency) Equity
for the Three Months Ended March 31, 2005 and 2004	3

Condensed Consolidated Statements of Cash Flows for the
Three Months Ended March 31, 2005 and 2004	4

Notes to Condensed Consolidated Financial Statements	6

GLOBALOPTIONS, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheet
March 31, 2005
(Unaudited)

ASSETS

Current assets:

Cash	$2,579
Accounts receivable, net of allowance for doubtful accounts of $208,393	820,661
Prepaid expenses and other current assets	8,676

Total current assets	831,916

Property and equipment, net	96,965

Security deposit	37,931

Total assets	$966,812

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities:

Line of credit	$233,319
Accounts payable	369,645
Accrued compensation and related benefits	129,147
Other current liabilties	276,619
Total current liabilities	1,008,730

Accrued dividends on convertible preferred stock	1,248,606

Convertible note payable - stockholder	250,000

Total liabilities	2,507,336

Commitments

Stockholders' deficiency:

Series A convertible preferred stock, 10% cumulative
dividend, $0.01 par value, 5,500,000 shares authorized,
issued and outstanding, liquidation preference
of $5,831,000	55,000

Series A-1 convertible preferred stock, 10%
cumulative dividend, $0.01 par value,
4,288,069 shares authorized, 3,838,254
issued and outstanding, liquidation
preference of $3,022,000	38,382

Series A-2 convertible preferred stock, 10%
cumulative dividend, $0.01 par value,
2,782,007 shares authorized, 1,875,000 shares
issued and outstanding, liquidation
preference of $1,546,000	18,750

Common stock, $.01 par value; 30,674,601 shares authorized;
4,650,000 shares issued and outstanding	46,500

Additional paid-in capital	1,967,424

Accumulated deficit	(3,666,580)

Total stockholders' deficiency	(1,540,524)

Total liabilties and stockholders' deficiency	$966,812

See notes to these condensed
consolidated financial statements.

1

GLOBALOPTIONS, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended March 31,
	2005	2004

Revenues	$1,056,009	$1,436,211

Cost of revenues	493,656	833,151
Gross profit	562,353	603,060

Operating expenses:

Selling and marketing, including compensatory
element of stock issuances, net of forfeitures, of $23,000 and $(8,500)
in 2005 and 2004, respectively	141,500	149,399

General and administrative	804,370	512,800

Total operating expenses	945,870	662,199

Loss from operations	(383,517)	(59,139)

Other income (expense):

Interest income	875	196

Interest expense	(38,711)	(18,761)

Other income (expense), net	(37,836)	(18,565)

Net loss	(421,353)	(77,704)

Dividends on convertible preferred stock	(140,288)	(111,785)

Net loss applicable to common stockholders	$(561,641)	$(189,489)

See notes to these condensed
consolidated financial statements.

2

GLOBALOPTIONS, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Stockholders' (Deficiency) Equity
(Unaudited)

	Series A		Series A-1		Series A-2						Total
	convertible		convertible		convertible				Additional		stockholders'
	preferred stock		preferred stock		preferred stock		Common stock		paid-in	Accumulated	(deficiency)
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	capital	deficit	equity

For the Three Months Ended March 31, 2004:

Balance, January 1, 2004	5,500,000	$55,000	3,821,114	$38,211	-	$-	4,650,000	$46,500	$1,730,288	$(1,848,234)	$21,764

Issuance of Series A-1 convertible preferred stock for services	-	-	4,285	43	-	-	-	-	1,457	-	1,500

Issuance of stock options for services, net of forfeitures	-	-	-	-	-	-	-	-	(10,000)	-	(10,000)

Accrued dividends on convertible preferred stock	-	-	-	-	-	-	-	-	(111,785)	-	(111,785)

Net loss	-	-	-	-	-	-	-	-	-	(77,704)	(77,704)

Balance, March 31, 2004	5,500,000	$55,000	3,825,399	$38,254	-	$-	4,650,000	$46,500	$1,609,960	$(1,925,938)	$(176,225)

For the Three Months Ended March 31, 2005:

Balance, January 1, 2005	5,500,000	$55,000	3,838,254	$38,382	1,875,000	$18,750	4,650,000	$46,500	$2,084,712	$(3,245,227)	$(1,001,883)

Issuance of stock options for services	-	-	-	-	-	-	-	-	23,000	-	23,000

Accrued dividends on convertible preferred stock	-	-	-	-	-	-	-	-	(140,288)	-	(140,288)

Net loss	-	-	-	-	-	-	-	-	-	(421,353)	(421,353)

Balance, March 31, 2005	5,500,000	$55,000	3,838,254	$38,382	1,875,000	$18,750	4,650,000	$46,500	$1,967,424	$(3,666,580)	$(1,540,524)

See notes to these condensed
consolidated financial statements.

3

GLOBALOPTIONS, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the Three Months Ended March 31,
	2005	2004
Cash flows from operating activities:

Net loss	$(421,353)	$(77,704)

Adjustments to reconcile net loss to net cash used
in operating activities:

Provision for bad debts	112,192	(56,500)

Depreciation and amortization	10,583	15,242

Stock based compensation	23,000	(8,500)

(Increase) decrease in operating assets:

Accounts recievable	(319,384)	(39,861)

Prepaid expenses and other current assets	-	(12,757)

Increase (decrease) in operating liabilities:

Accounts payable	(17,976)	159,491

Accrued compensation and related benefits	2,502	4,933

Deferred revenue and client deposits	-	(116,922)

Other current liabilities	(47,419)	(74,215)

Total adjustments	(236,502)	(129,089)

Net cash used in operating activities	(657,855)	(206,793)

See notes to these condensed
consolidated financial statements.

4

GLOBALOPTIONS, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Cash Flows, continued
(Unaudited)

	For the Three Months Ended March 31,
	2005	2004
Cash flows from financing activities:

Net proceeds from line of credit
and net cash provided by financing activities	$127,416	$159,425

Net decrease in cash	(530,439)	(47,368)

Cash - beginning	533,018	288,244

Cash - ending	$2,579	$240,876

Supplemental disclosure of cash flow information:

Cash paid during the period for interest	$32,461	$18,761

Non-cash financing activities:

Accrued dividends on convertible
preferred stock	$140,288	$111,785

See notes to these condensed
consolidated financial statements.

5

GLOBALOPTIONS, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

1.     Nature of Operations

GlobalOptions, LLC. was formed in November 1998 as a limited liability company in the state of Delaware. On January 24, 2002, with the approval of the members of the LLC, the LLC converted to a corporation under Delaware law, with the name change to GlobalOptions, Inc. (“Global” or the “Company”). The Company is a provider of high-end risk mitigation services to Fortune 500 corporations, governmental organizations and high-profile individuals throughout the world. The Company’s risk mitigation services currently include risk management and security, investigations and litigation support, and crisis management and corporate governance.

The Company’s growth strategy is to merge with a public shell and then build, through acquisition and new product development, its risk mitigation solutions business. The Company is currently in discussions with several firms in the industry and has consummated an acquisition on August 14, 2005.

On June 24, 2005, the Company consummated a “reverse merger” transaction, with Creative Solutions with Art, Inc. (“Creative Solutions”), a Nevada corporation, and the newly formed GlobalOptions Acquisition Corp. (“GlobalOptions Acquisition”), a Delaware corporation, a wholly-owned subsidiary of Creative Solutions. GlobalOptions Acquisition merged with and into the Company with the result that on June 24, 2005, the Company became the subsidiary of a public company. Following the reverse merger, Creative Solutions changed it’s name to GlobalOptions Group, Inc. (“GlobalOptions Group”).

2.      Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States. These consolidated financial statements should be read in conjunction with the consolidated financial statements and related footnotes of GlobalOptions, Inc. as of and for the years ended December 31, 2004 and 2003 included in the GlobalOptions Group, Inc. and Subsidiaries’ Form 8-K filed herein. In the opinion of management, all adjustments (consisting of normal accruals) considered for a fair presentation have been included. Operating results for the three months ended March 31, 2005 are not necessarily indicative of the results that may be expected for the year ending December 31, 2005.

3.     Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements of the Company include the consolidated financial statements of GlobalOptions, Inc. and its wholly owned subsidiary, Avalanche Motion Pictures, Inc. (“Avalanche”). Avalanche is an inactive company. All material intercompany accounts and transactions are eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions. Such estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses. Actual results could differ from estimated amounts.

6

GLOBALOPTIONS, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

3.     Summary of Significant Accounting Policies, continued

Concentrations of Credit Risk

Cash: The Company maintains its cash with various financial institutions. At various times throughout the three months ended March 31, 2005, the Company had cash on deposit which was in excess of federally insured limits.

Accounts Receivable: The number of clients that comprise the Company’s client base, along with the different industries and geographic regions, including foreign clients, in which the Company’s clients operate, limits concentrations of credit risk with respect to accounts receivable. The Company does not generally require collateral or other security to support client receivables, although the Company does require retainers, up-front deposits or irrevocable letters-of-credit in certain situations. The Company has established an allowance for doubtful accounts based upon facts surrounding the credit risk of specific clients and past collections history. Credit losses have been within management’s expectations.

Stock Based Compensation/Stock Options

As permitted by SFAS No. 123, Accounting for Stock-Based Compensation ("SFAS 123"), which establishes a fair value based method of accounting for equity-based compensation plans, the Company has elected to follow Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” ("APB 25") for recognizing equity-based compensation expense for financial statement purposes. Under APB 25, no compensation expense is recognized at the time of option grant if the exercise price of the employee stock option is fixed and equals or exceeds the fair market value of the underlying common stock on the date of grant and the number of shares to be issued pursuant to the exercise of such options are known and fixed at the grant date.

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS 123 and the Emerging Issues Task Force in Issue No. 96-18, “Accounting for Equity Instruments that are issued to other than employees for Acquiring, or In Conjunction with Selling, Goods or Services,” which requires that such equity instruments are recorded at their fair value on the measurement date, which is typically the date the services are performed.

In December 2002, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure” ("SFAS 148"). This standard amended the disclosure requirements of SFAS 123 for fiscal years ending after December 15, 2002 to require prominent disclosure in both annual and interim financial statements about the method used and the impact on reported results. The Company follows the disclosure-only provisions of SFAS 123 which require disclosure of the pro-forma effects on net income (loss) as if the fair value method of accounting prescribed by SFAS 123 had been adopted, as well as certain other information.

Option valuation models require the input of highly subjective assumptions including the expected life of the option. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

Under APB 25, no stock-based employee compensation expense relating to Global’s stock option plans was reflected in net loss, as all options granted under its plans had an exercise price equal to or less than the market value of the underlying common stock on the date of grant.

7

GLOBALOPTIONS, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

3.     Summary of Significant Accounting Policies, continued

Stock Based Compensation/Stock Options, continued

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used:

	Three Months Ended March 31,
	2005		2004
Dividend yield	0%		0%
Expected volatility	55%		55%
Risk-free interest rate	3.0%		2.8%
Expected lives	3	years	3	years

The weighted average fair value of the options on the date of grant, using the fair value based method, for the three months ended March 31, 2005 and 2004 was $0.0 and $0.14, respectively.

The following table illustrates the effect on net loss had the Company applied the fair value recognition method under the provisions of SFAS No. 123.

	(All numbers in thousands)
	Three Months Ended March 31,
	2005	2004
Net loss applicable to common stockholders, as reported	$(562)	$	(189)
Deduct: total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	44		42
Pro-forma net loss applicable to common stockholders	$(606)		$(231)

8

GLOBALOPTIONS, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

4.	Property and Equipment

At March 31, 2005, property and equipment is comprised of the following:

Computer and equipment	$179,924
Furniture and fixtures	87,942
Leasehold improvements	112,259
380,125
Less: accumulated depreciation and
amortization	283,160

$96,965

Depreciation and amortization for the three months ended March 31, 2005 and 2004 was $10,583 and $15,242, respectively.

5.	Investment in Corporation

The Company owns a 50% interest in Global Options Management, Inc. (GOM). During the year ended December 31, 2003, the Company’s share of losses reduced the investment to zero. During the three months ended March 31, 2005 and 2004, GOM incurred additional losses.

9

GLOBALOPTIONS, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

6.	Line of Credit

The Company has a line of credit of $1,000,000 with a financial institution with an interest rate of prime plus 1.5% (6.75% at March 31, 2005), secured by accounts receivable and subject to monthly covenants. The line of credit was renewed on May 4, 2005 to increase the facility amount to $1,875,000 and extend the term of the agreement through February 3, 2006. The balance outstanding under the line of credit at March 31, 2005 was $233,319.

7.	Other Current Liabilities

At March 31, 2005 other current liabilities consist of the following:

Client expenses	$210,340
Deferred rent	38,279
Advisory board compensation	15,500
Other	12,500

Total other current liabilities	$276,619

8.	Income Taxes

The Company’s deferred tax asset of approximately $1,356,000 at March 31, 2005, respectively, is subject to a 100% valuation allowance because it is more likely than not that the deferred tax asset will not be realized. The valuation allowance related to the Company’s deferred tax asset increased by approximately $165,000 during the three months ended March 31, 2005.

As of March 31, 2005, the Company had available approximately $2,827,000 and $2,788,000, respectively, of federal and state net operating losses (“NOL”) available for income tax purposes that may be carried forward to offset future taxable income, if any. These carryforwards expire in years 2022 through 2024. The Company’s ability to use its NOL carryforwards may be subject to an annual limitation in future periods pursuant to Section 382 of the Internal Revenue Code.

9.	Convertible Note Payable - Stockholder

During August 2004, the Company received $250,000 in the form of a four year convertible note to Quanstar I, LLC (“Quanstar”), an existing stockholder. This convertible note bears interest at 10% per annum, with interest payable quarterly commencing October 1, 2004. The principal amount is due upon maturity in August 2009. At the option of Quanstar, the convertible note and accrued unpaid interest may be converted into shares of common stock at a conversion price of $.44 per share. Interest expense for the three months ended March 31, 2005 relating to this note amounted to $6,250. Accrued interest at March 31, 2005 relating to this note was $12,500.

10

GLOBALOPTIONS, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

10.	Stockholders’ Deficiency

Stock Based Compensation

During the three months ended March 31, 2005 and 2004, the Company issued stock options to certain members of its advisory boards in exchange for their advisory services to the Company, net of forfeitures, valued at $23,000 and $(8,500), respectively. The Company followed the guidelines of Emerging Issues Task Force (“EITF”) 96-18 “Accounting For Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services,” in recording the value of these stock options based upon the value of the services rendered.

Preferred Stock

For all series of convertible preferred stock, the Company had accrued dividends payable of $1,248,606 at March 31, 2005. Dividends for all series of convertible preferred stock were $140,288 and $111,785, respectively, for the three months ended March 31, 2005 and 2004, and have been charged against additional paid-in capital in the accompanying consolidated balance sheet, since the Company has an accumulated deficit for all periods presented.

11.	Stock Options

During the three months ended March 31, 2005 and 2004, the Company granted options totaling 28,000 and 1,926,500, respectively, at an average exercise price of $0.40 and $0.35, which vest ratably over three years. During June 2005, 1,500,000 of the options granted during the three months ended March 31, 2005 became 100% vested in connection with the assignment, to GlobalOptions Group, of the employment agreement for the Company’s Chairman of the Board.

12.	Major Clients

The Company’s three largest clients represented 23%, 23%, and 14%; and 21%, 13%, and 12% respectively of revenues, for the three months ended March 31, 2005 and 2004, respectively.

The Company has foreign clients representing 23%, 1% and 3%, respectively of revenues for the three months ended March 31, 2005, and foreign clients representing 12%, 3% and 5%, respectively of revenues for the three months ending March 31, 2004. These foreign clients operate primarily in Russia. For each of these foreign clients, the Company is paid in U.S. dollars.

13.	Related Party Transactions

The Company is a party to an advisory agreement with the QuanStar Group, LLC (“Quanstar Group”), pursuant to which QuanStar Group renders strategic and consulting services to Global, particularly in the areas of corporate finance and strategic acquisitions, and is paid a monthly retainer of $15,000. The advisory agreement was entered into as of August 2004 and has an initial term of 24 months renewing automatically for successive one-year periods, unless terminated by either party. Harvey W. Schiller, Ph.D., the Company’s Chairman and Chief Executive Officer, and Per-Olof Lööf, the Company’s Vice Chairman of the Board, are partners in the QuanStar Group. The Company has incurred approximately $45,000 of expenses under this agreement during the three months ended March 31, 2005.

11

GLOBALOPTIONS, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

14.	Client and Segment Information

The Company’s reportable operating segments consisted of the following three business segments: Investigations/Litigation Support, Security, and Crisis Management Services. The Company’s reportable segments are organized, managed and operated along product lines. These product lines are provided to similar clients, are offered together as packaged offerings, generally produce similar gross profit margins and are managed under a consolidated operations management.

The Investigations/Litigation Support Services segment activities from litigation support, due diligence, inventory control, asset recovery, and business intelligence.

The Security Services segment includes activities from threat and vulnerability assessments; fraud prevention; IT security, surveillance/counter-surveillance; and technical systems/counter-measures both nationally and internationally.

The Crisis Management Services segment includes activities from engagements related to risk planning and response to natural disasters, kidnappings, labor disputes, bombings, product tampering and industrial espionage.

Revenues by segment include revenues to unaffiliated customers. Income (loss) from operations is gross profit less operating expenses. The Company evaluates segment performance based on income (loss) from operations.

12

GLOBALOPTIONS, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

14.	Client and Segment Information, continued

The following summarizes information about the Company’s business segments for the three months ended March 31, 2005 and 2004 (in thousands):

	As of and for the Three Month’s Ended March 31, 2005
	Investigations/	Crisis
	Litigation	Management	Security	Corporate	Consolidated
Revenues	$705	$253	$98	$-	$1,056

Loss from Operations	$(188)	$(196)	$-	$-	$(384)

Identifiable Assets	$548	$197	$76	$146	$967

Depreciation and
amortization	$-	$-	$-	$10	$10
Interest expense	$-	$-	$-	$39	$39

	For the three months ended March 31, 2004
	Investigations/	Crisis
	Litigation	Management	Security	Corporate	Consolidated
Revenues	$814	$353	$269	$-	$1,436
Income (Loss) from
Operations	$132	$(215)	$24	$-	$(59)

Depreciation and
amortization	$-	$-	$-	$15	$15
Interest expense	$-	$-	$-	$19	$19

13